Exhibit 99.2

Tecumseh Products Company 1136 Oak Valley Drive Ann Arbor, Michigan 48108

August 6, 2009
Dear [Herrick Foundation Donee]:
As we approach the Tecumseh Products Company (the “Company”) Annual Meeting of Shareholders on August 14, 2009, you will surely be carefully evaluating your best interests, both as a shareholder of Tecumseh and as a non-profit organization. I appreciate that you have a relationship with the Foundation as a recipient of its grants that is important to your organization. However, my deepest conviction is that the facts I am about to set before you are so serious in their implications they should outweigh even the most personal of relationships as you consider your vote. In short, your vote is critical to the future of the Company, to your investment in the Company, and to the fundamental principles of sound for-profit and not-for-profit governance.
Since August 2007, when I joined the Company, we have made tremendous strides in developing and implementing a strategic plan that moves the Company toward restoring the Tecumseh brand promise and building its global leadership in commercial refrigeration. Now, the Annual Meeting presents you, as a Tecumseh shareholder, the opportunity to vote in favor of continuing the Company’s recovery using proven strategies to build world class competitiveness.
In my letters to Tecumseh shareholders dated July 14, 2009 and July 28, 2009, I reviewed in detail the Company’s performance under the new management team – which has exceeded that of peer companies and the S&P 500 Index. I compared that with the Company’s performance under the leadership of prior management (that is, Todd and Kent Herrick), when the Company went to the brink of bankruptcy. Despite our diligent efforts to reshape Tecumseh from a foundering business into a world class enterprise with significant brand value, the Herricks, who control the Herrick Foundation, have mounted another expensive and disruptive proxy contest, seeking to:
•	Take majority control of the Board—even though they have virtually no personal ownership in the Company and about a 5% economic interest through the Herrick Foundation—a prospect that contradicts the basic principles of good governance and fairness for all shareholders, and

•	Preserve an antiquated capital structure (that was created to protect their disproportionate voting power) by opposing our recapitalization plan.
Based on their track-record, I believe the Herricks have demonstrated that their interests are fundamentally misaligned with your interests as a shareholder. Please consider these two matters which, we believe, call into question the Herricks’ commitment to the principles of good governance, business ethics and compliance with the law:

Phone: 734-585-9500	http://www.tecumseh.com

Tecumseh Products Company 1136 Oak Valley Drive Ann Arbor, Michigan 48108

•	The Michigan Attorney General launched an investigation into the Herricks’ use of millions of dollars of the Herrick Foundation’s charitable funds to finance their fight for control of the Company, alleging that the Herricks’ actions may violate numerous legal standards expressly forbidding conflicts of interest and the use of charitable assets for private gain or benefit of the Trustees.

•	Todd and Kent Herrick have, we believe, refused to cooperate with the U.S. Department of Justice (the “DOJ”) in its investigation into possible anti-competitive activities in the compressor industry. As a result, the DOJ has specifically excluded them from the Company’s leniency agreement. The activity under investigation appears to have occurred during the tenure of Herrick management and documents and witness testimony revealed during the investigation suggest that, at a minimum, the Herricks had direct knowledge of questionable business practices and potentially illegal anti-competitive activity – a suggestion they have not denied. It is important that you understand that Todd and Kent Herrick remain subject to potential criminal prosecution. The Herricks have not indicated whether their nominees would support continued cooperation with the DOJ, which is essential to leniency and may have significant negative implications for the Company.
In contrast, your Company’s slate of independent, experienced nominees has the skills and experience to continue moving Tecumseh forward and will represent the interests of all shareholders. Our proposed “one-share, one vote for all” recapitalization plan would provide you with a 10% premium for your shares of Class B Common Stock as part of the transaction (the same premium proposed by the Herricks in their recapitalization only months ago). In addition to this clear economic benefit to holders of our Class B Common Stock, we believe the recapitalization will provide enhanced liquidity for shareholders and improved access to market capital for the Company. The proposed recapitalization will create a world-class capital structure for Tecumseh, consistent with today’s standards for good corporate governance. I ask you to vote for our recapitalization plan because it is in the best interests of all shareholders. (For more information about our Board candidates, our recapitalization plan and other Annual Meeting-related materials, please visit http://tecumseh.investorroom.com/ and click on 2009 Annual Meeting.)
Significantly, all three leading proxy and corporate governance advisory firms, RiskMetrics Group, PROXY Governance, Inc. and Glass Lewis & Co., have recommended that shareholders support the Company’s proposals in the Annual Meeting and vote for management on the Company’s WHITE proxy card. These well-regarded, independent voices for investors provide guidance on what positions are in the best interests of all shareholders. I believe voting your shares, consistent with their recommendations is in your best interest as a shareholder and as a non-profit organization.

Phone: 734-585-9500	http://www.tecumseh.com

Tecumseh Products Company 1136 Oak Valley Drive Ann Arbor, Michigan 48108

Again, I understand that as a recipient of Herrick Foundation grants, voting against the Herrick’s proposals may strain your relationship with them. But I believe an objective review of the facts leads to one and only one conclusion: the right step is to support our nominees, our recapitalization proposal, and the fundamental principles of good corporate governance. I understand you may have questions about these important issues and I would like to – and am available to – discuss with you further why I believe the Board’s proposals are in your best interests and will best enhance shareholder value.
Sincerely,
Ed Buker
Chairman, President and Chief Executive Officer
Enclosures
Tecumseh Products Company has filed a definitive proxy statement/prospectus and other relevant documents concerning the annual meeting with the United States Securities and Exchange Commission (“SEC”) on July 10, 2009. Before soliciting proxies, the Company will provide shareholders with the definitive proxy statement/prospectus. The Company advises shareholders to read the definitive proxy statement/prospectus because it contains important information about the company and certain proposals to be presented to a vote of shareholders at its 2009 annual meeting. Shareholders may obtain free copies of the definitive proxy statement/prospectus and other documents the Company files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the Company’s definitive proxy statement/prospectus by accessing www.tecumseh.com. In addition, shareholders may obtain a free copy of the definitive proxy statement by contacting Georgeson Inc. toll free at (866) 203-1198 (banks and brokers call (212) 440-9800).
The Company, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the annual meeting. Information about the participants is set forth in the definitive proxy statement/prospectus. Information about the participants’ direct or indirect interests in the matters to be considered at the annual meeting is also contained in the proxy statement/prospectus referred to above.
If you have any questions or need assistance with voting your shares on the WHITE proxy, please call:
Georgeson
199 Water Street, 26th Floor, New York, NY 10038 | Shareholders Call Toll Free: (866) 203-1198 |
Banks and Brokers Call: (212) 440-9800

Phone: 734-585-9500	http://www.tecumseh.com